Exhibit 99.1

QuinStreet Reports Record Fiscal First Quarter 2027 Results

•
Record quarterly Revenue of $416.7 million, up 46% year-over-year
•
Record quarterly Net Income of $17.0 million, up 275% year-over-year
•
Record quarterly Adj. EBITDA of $42.7 million, up 108% year-over-year
•
Raising FY27 Outlook for Revenue and Adj. EBITDA

FOSTER CITY, CA – November 4, 2026 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal first quarter ended September 30, 2026.

For the fiscal first quarter, the Company reported revenue of $416.7 million, up 46% year-over-year.

GAAP net income for the fiscal first quarter was $17.0 million, or $0.29 per diluted share. Adjusted net income for the fiscal first quarter was $29.2 million, or $0.50 per diluted share.

Adjusted EBITDA for the fiscal first quarter was $42.7 million, up 108% year-over-year.

For the fiscal first quarter, the Company generated $23.3 million in operating cash flow and closed the quarter with $141.5 million in cash and cash equivalents.

“The September quarter, our fiscal Q1 was another record quarter and a good start to our fiscal year 2027,” commented Doug Valenti, CEO of QuinStreet. “We grew revenue 46% year-over-year, and we grew adjusted EBITDA 108% year-over-year.”

“We saw continued strength and broadening of carrier demand in Auto Insurance and made good progress expanding our footprint for future growth in that important client vertical. Strong momentum also continued across our Home Services platform, including HomeBuddy, whose integration continues to go well. Our overall footprint for Company growth, and expectations for continued strong performance – short and long term – have never been greater.”

“We remain highly enthusiastic about the prospects and opportunities AI represents for QuinStreet. We are already applying AI across our business to improve productivity and impact, with impressive results. We are also engaged with clients, media partners, AI platforms, and AI Agents on ways to, together, powerfully incorporate AI to expand and improve the digital performance marketing channel.”

“We plan and expect to be a critical player in ‘AI channels’, providing the compliance, channel integrity, marketing optimization, and, as always, unsurpassed media efficiency at scale necessary to make the channels maximally productive for our clients, just as we do in other areas of digital media.”

“Turning to our outlook, we expect revenue in fiscal Q2 to be between $360 and $380 million, and adjusted EBITDA to be between $32 and $33 million. That represents 29% revenue growth year-over-year and 54% adjusted EBITDA growth year-over-year at the midpoints of their respective ranges.”

“We are raising our outlook for full fiscal year 2027. We now expect full fiscal year 2027 revenue to be between $1.5 and $1.6 billion, and full fiscal year adjusted EBITDA to be between $155 and $165 million. That represents 20% revenue growth year-over-year and 42% adjusted EBITDA growth year-over-year at the midpoints of their respective ranges. It is still early in the fiscal year. We believe that there may be opportunities to grow revenue and expand margins even further. We will continue to refine our outlook as the year progresses,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1187738. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income excluding depreciation and amortization expense, stock-based compensation expense, interest and other expense, net, provision for (benefit from) income taxes, restructuring costs, acquisition costs, litigation settlement expense, and contingent consideration adjustment. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, restructuring costs, tax valuation allowance, and the related income tax effects of these adjustments. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the fiscal year ended September 30, 2026, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$141,512	$128,315
Accounts receivable, net	207,495	181,225
Prepaid expenses and other assets	9,749	7,068
Total current assets	358,756	316,608
Property and equipment, net	16,294	16,651
Operating lease right-of-use assets	6,359	7,054
Goodwill	259,496	261,421
Intangible assets, net	63,471	66,293
Deferred tax assets, noncurrent	44,364	47,318
Other assets, noncurrent	5,574	5,957
Total assets	$754,314	$721,302
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$112,959	$109,458
Accrued liabilities	133,526	124,988
Post-closing payments, current	25,814	25,528
Total current liabilities	272,299	259,974
Operating lease liabilities, noncurrent	4,221	4,905
Post-closing payments, noncurrent	55,388	54,652
Debt, noncurrent	70,000	70,000
Other liabilities, noncurrent	8,514	8,679
Total liabilities	410,422	398,210
Stockholders' equity:
Common stock	58	57
Additional paid-in capital	371,551	367,772
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(27,449)	(44,469)
Total stockholders' equity	343,892	323,092
Total liabilities and stockholders' equity	$754,314	$721,302

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net revenue	$416,652	$285,853
Cost of revenue (1)	363,330	258,913
Gross profit	53,322	26,940
Operating expenses: (1)
Product development	10,968	8,159
Sales and marketing	7,561	4,726
General and administrative	11,499	9,266
Operating income	23,294	4,789
Interest income	15	3
Interest expense	(2,196)	(68)
Other income (expense), net	13	(5)
Income before income taxes	21,126	4,719
(Provision for) income taxes	(4,106)	(184)
Net income	$17,020	$4,535

Net income per share:
Basic	$0.30	$0.08
Diluted	$0.29	$0.08

Weighted-average shares used in computing net income per share:
Basic	56,880	57,358
Diluted	58,850	58,769

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$4,140	$3,575
Product development	1,812	1,453
Sales and marketing	1,269	1,281
General and administrative	3,757	2,894

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Cash Flows from Operating Activities
Net income	$17,020	$4,535
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,978	9,203
Depreciation and amortization	6,182	5,815
Provision for sales returns and doubtful accounts receivable	696	649
Non-cash lease expense	(54)	(56)
Deferred income taxes	2,789	123
Excise tax payable	(87)	—
Other adjustments, net	1,394	(663)
Changes in assets and liabilities:
Accounts receivable	(26,966)	(14,824)
Prepaid expenses and other assets	(2,682)	275
Accounts payable	3,464	12,477
Accrued liabilities	10,518	2,067
Net cash provided by operating activities	23,252	19,601
Cash Flows from Investing Activities
Capital expenditures	(155)	(1,174)
Internal software development costs	(2,793)	(2,918)
Net cash used in investing activities	(2,948)	(4,092)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	1,297	1,334
Payment of withholding taxes related to release of restricted stock, net of share settlement	(8,408)	(5,275)
Post-closing payments and contingent consideration related to acquisitions	—	(4,614)
Repurchase of common stock	—	(6,745)
Net cash used in financing activities	(7,111)	(15,300)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	10
Net increase in cash, cash equivalents and restricted cash	13,197	219
Cash, cash equivalents and restricted cash at beginning of period	128,330	101,094
Cash, cash equivalents and restricted cash at end of period	$141,527	$101,313
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$141,512	$101,298
Restricted cash included in other assets, noncurrent	15	15
Total cash, cash equivalents and restricted cash	$141,527	$101,313

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net income	$17,020	$4,535
Amortization of intangible assets	2,823	2,292
Stock-based compensation	10,978	9,203
Restructuring costs	707	227
Litigation settlement expense	385	105
Acquisition costs	1,125	384
Tax impact of non-GAAP items	(3,807)	(3,630)
Adjusted net income	$29,231	$13,116
Adjusted diluted net income per share	$0.50	$0.22
Weighted average shares used in computing adjusted diluted net income per share	58,850	58,769

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net income	$17,020	$4,535
Interest and other expense, net	2,168	70
Provision for income taxes	4,106	184
Depreciation and amortization	6,182	5,815
Stock-based compensation	10,978	9,203
Restructuring costs	707	227
Litigation settlement expense	385	105
Acquisition costs	1,125	384
Adjusted EBITDA	$42,671	$20,523

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net cash provided by operating activities	$23,252	$19,601
Capital expenditures	(155)	(1,174)
Internal software development costs	(2,793)	(2,918)
Free cash flow	20,304	15,509
Changes in operating assets and liabilities	15,666	5
Normalized free cash flow	$35,970	$15,514

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net revenue:
Financial Services	$270,956	$207,475
Home Services	145,696	78,378
Total net revenue	$416,652	$285,853